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                              CONSULTING AGREEMENT
                              --------------------

Ted Kozub ("Consultant") and Forest Glade International Inc., (the Company), (together the "Parties") hereby enter into this Agreement on the terms set forth below:

WHEREAS Consultant has extensive knowledge in the areas of property management, accounting and computer design as it pertains to operations of the Company,

THEREFORE the parties agree as follows:

1. Consulting Services: Consultant shall provide service to the Company as set forth in Exhibit A attached hereto.

2. Cooperation: The Company, its officers, employees and directors shall provide Consultant with such information and devote such time as required by Consultant in the performance of his services.

3. Term: This agreement shall commence upon the execution of the Agreement and the payment of the Consulting Fee and have a term of one year from the date of its execution unless otherwise terminated earlier for cause by either Party by mutual written consent.

         A. Option to acquire Common Stock. Upon execution of this Agreement, the Company shall deliver to the consultant option to acquire to 500,000 shares of the Company's common stock in the form attached hereto as Exhibit B. The Consulting Fee Option shall be issued to the Consultant and include the following principal terms.

                  1. Provided the Consulting Agreement has not been terminated for cause 500,000 shares vest and may be exercised upon notice to the Company.

                  2. The exercise price of the options shall be $1.09 per share, said price being the fair market value of the Company's common stock as at November 5, 1999

                  3. The share underlying the options shall be registered pursuant to and S-8 registration statement filed by the Company with the United States Securities and Exchange Commission.

                  4. All other terms and attached conditions of the options shall be in the form attached hereto as Exhibit B.

         B.       Other Compensation: Salary as noted.

4. Notices: All other notices or other writing required hereunder shall be deemed to be sufficiently given if delivered or mailed, certified mail with return requested, to the following Addresses or sent by telegram to the following addresses with written confirmation thereafter forwarded:

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To the Company:                         To the Consultant:

Forest Glade International Inc.         Ted Kozub
444 Victoria Street, Suite 370          498 Ellis Street
Prince George, BC                       Penticton, BC
V2L 2J7                                 V2A 4M2

5. Independent Status of Parties: Nothing in the Agreement shall render either party a general partner of the other. Nor shall either Party be deemed a general partner of the other. Nor shall authority be deemed given to the other Party except as expressly set forth in this agreement or be subsequent written authorization of either Party.

6. Confidentiality of Prohibition of Insider Trading: The Consultant acknowledges that the Consultant may be receiving material, non-public information regarding the Company in the course of performing its services. The Consultant also acknowledges that engaging in market transactions in the Company's common stock while in possession of such information or revealing such material non-public information to any other person engaging in market transactions in the Company's common stock would be a violation of the U.S. securities laws possibly subjecting the Consultant and the Company to civil and criminal sanctions. The Consultant agrees that Consultant shall not engage in market transactions in the Company's common stock while in possession of material, non-public information. In addition, should the Consultant be deemed to be the beneficial owner of five percent (5%) of the Company's outstanding common stock as determined pursuant to section 13(d) of the Securities Exchange Act of 1934, the Consultant shall file a Schedule 13(d) pursuant to said Act and regulations.

7. Costs: the Consultant shall provide all personnel and material necessary for the Consultant's performance under this agreement and shall bear all costs and expenses of Consultant's performance without reimbursement from the Company.

8. Entire Agreement: This Agreement contains the entire Agreement among parties which may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver.

9. Choice of Law: This Agreement shall be construed in accordance with, and governed by the laws of British Columbia. Jurisdiction shall vest in either the courts in and for Vancouver, British Columbia.

10. Binding Effect: This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns. The foregoing notwithstanding, the Consultant may not delegate or assign its consulting services without the prior written consent of the Company.

11. Counterpart and facsimile signatures: This Agreement may be executed in any number of counterparts of the signature page, each of which shall be considered an original. In

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         addition, a signature, which is reproduced by facsimile transmission shall be deemed an original.

AGREED TO AND ACKNOWLEDGED BY THE PARTIES HERETO AS BINDING THIS 5th DAY OF NOVEMBER 1999.

In the case of Ted Kozub

          Ted Kozub
          498 Ellis Street
          Penticton, BC
          V2A 4M2

In the case of Forest Glade International Inc.

          Forest Glade International Inc.
          444 Victoria Street, Suite 370
          Prince George, BC
          V2L 2J7

Agreement between Ted Kozub and Forest Glade International Inc.

                                                                November 5, 1999

If the above sets forth your understanding of our Agreement execute this letter where indicated below and return a copy to us.

                                                 Yours truly,

                                                 FOREST GLADE INTERNATIONAL INC.

                                                 /s/ Wayne Loftus

                                                 Wayne Loftus
                                                 President

ACCEPTED AND AGREED TO this 5th day of November 1999.

                                                 /s/ Ted Kozub

                                                 Ted Kozub

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                                  EXHIBIT "B"
                                  -----------

AGREEMENT BETWEEN THE COMPANY AND TED KOZUB

1.0 TERM AND FEE: The term of this agreement shall be three (3) years commencing of November 5, 1999, with a review period six (6) months from the start of the agreement at which time either party may terminate this agreement with thirty (30) days written notice.

         The Company further agrees to grant Ted Kozub with an option to purchase five hundred thousand (500,000.00) common shares in the Company at a price to be set after five (5) days of trading on the O.T.C. NASDAQ, this option is good for one (1) year.

         Ted Kozub understands and agrees that Ted Kozub is not an employee and Ted Kozub is responsible for filing and paying applicable income taxes on Ted Kozub's behalf.

1.0 IMBURSEMENT OF EXPENSES: The Company shall reimburse Ted Kozub for expenses incurred by Ted Kozub on behalf of the Company, as deemed necessary and appropriate by the Company,

         Reimbursement for expense incurred by Ted Kozub shall include, but not be limited to the following:

         The Company shall provide for advertising, telephone services, including long distance charges, travel costs (including and not limited to transportation, accommodation, meals, etc.) office supplies and all other associates costs approved by the Company.

         The Company shall provide funds for incurred expenses, services and equipment in a timely manner.

2. PAYMENT OF FEES: The Company will pay each expense rendered to it by Ted Kozub before the end of the current month.

3. TERMINATION: Ted Kozub may terminate his obligation under this agreement upon not less than thirty(30) days notice in writing to the Company and the Company may terminate its obligation for cause upon not less than thirty (30) days written notice, at which time Ted Kozub may at his discretion exercise his option to purchase stock.

4. CONFIDENTIALITY AND INTELLECTUAL PROPERTY: Confidentiality and intellectual property agreement to be provided by the Company.

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5.       NOTICES: Any notice or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered mail or sent facsimile, address as follows:

         In the case of Ted Kozub

         Ted Kozub
         498 Elba Street
         Penticton, BC
         V2A 4M2

         In the case of the Company

         Forest Glade International Inc.
         Suite 370 - 444 Victoria Street
         Prince George, BC
         V2L 2J7